Exhibit 23.2


                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of LandAmerica Financial Group, Inc. dated September 20, 2002 for the registration of 250,000 shares of common stock and to the incorporation by reference therein of our report dated February 20, 2002, with respect to the consolidated financial statements and schedules of LandAmerica Financial Group, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP

                                                     ERNST & YOUNG LLP
Richmond, Virginia
September 13, 2002